                                                                   EXHIBIT 25.1


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                           --------------------------
                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              =====================

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                              =====================

         UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

              NEW YORK                          13-3818954
   (Jurisdiction of incorporation           (I. R. S. Employer
    if not a U. S. national bank)           Identification No.)

        114 WEST 47TH STREET
         NEW YORK, NEW YORK                     10036-1532
        (Address of principal                   (Zip Code)
         executive offices)

                                      NONE

       (Name, address and telephone number of agent for service)

                        ========================

                                 ROMACORP, INC.
               (Exact name of obligor as specified in its charter)

              DELAWARE                          13-4010466
   (State or other jurisdiction of          (I. R. S. Employer
   incorporation or organization)           Identification No.)

          9304 FOREST LANE
              SUITE 200
            DALLAS, TEXAS                          75243
(Address of principal executive offices)        (Zip Code)

                   $75,000,000 SENIOR NOTES DUE 2006, SERIES A
                       (Title of the indenture securities)

                                     GENERAL

1.    General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York

                  (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

      (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.    Affiliations with the Obligor

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

    T-1.1   --    Organization Certificate, as amended, issued by the
                  State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                  33-97056).

    T-1.2   --    Included in Exhibit T-1.1.

    T-1.3   --    Included in Exhibit T-1.1.

16. List of Exhibits
    (cont'd)

    T-1.4   --    The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6   --    The consent of the trustee required by Section 321(b) of
                  the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990.

    T-1.7   --    A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of August 20, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th of August 1998.

UNITED STATES TRUST COMPANY
   OF NEW YORK, Trustee

By:____________________________
      Gerard F. Ganey
      Senior Vice President

                                                                   EXHIBIT T-1.6

   The consent of the trustee required by Section 321(b) of the Act.

                     UNITED STATES TRUST COMPANY OF NEW YORK
                              114 WEST 47TH STREET
                               NEW YORK, NY 10036

August 20, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
      OF NEW YORK



      _______________________________
By:   /S/Gerard F. Ganey
      Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1998
                                ($ IN THOUSANDS)

ASSETS

Cash and Due from Banks                                               $   99,322

Short-Term Investments                                                   171,315

Securities, Available for Sale                                           626,426

Loans                                                                  1,857,795
Less:  Allowance for Credit Losses                                        16,708
                                                                      ----------
    Net Loans                                                          1,841,087
Premises and Equipment                                                    59,304
Other Assets                                                             122,476
                                                                      ----------
    Total Assets                                                      $2,919,930
                                                                      ==========

LIABILITIES

Deposits:

    Non-Interest Bearing                                              $  648,072
    Interest Bearing                                                   1,646,049
                                                                      ----------
       Total Deposits                                                  2,294,121

Short-Term Credit Facilities                                             306,807
Accounts Payable and Accrued Liabilities                                 144,419
                                                                      ----------
    Total Liabilities                                                 $2,745,347
                                                                      ==========

STOCKHOLDER'S EQUITY

Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                     2,344
                                                                      ----------
Total Stockholder's Equity                                               174,583
                                                                      ----------
    Total Liabilities and
     Stockholder's Equity                                             $2,919,930
                                                                      ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998